UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On September 27, 2013, a representative of Unwired Planet, Inc., a Delaware corporation (the “Company”), notified KPMG LLP (“KPMG”) that the Company was dismissing KPMG as its independent registered public accounting firm effective immediately. The Company has engaged Grant Thornton LLP (“Grant Thornton”) as its independent registered public accounting firm beginning for its first quarter ended September 30, 2013. The decision to dismiss KPMG and to engage Grant Thornton was recommended by the Audit Committee of the Company’s Board of Directors.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended June 30, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of June 30, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of June 30, 2013 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to the Company’s internal control over financial reporting has been identified. Specifically, the Company has controls over the preparation of their cash flow statement, calculation of earnings per share, reconciliation of financial statement footnote disclosures and completeness of financial statement footnote disclosures. These controls did not operate effectively due to a lack of resources with experience in financial reporting.

During the Company’s two most recent fiscal years ended June 30, 2013 and through the date of dismissal, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for those periods. For the years ended June 30, 2013, and June 30, 2012, and through the date of this Form 8-K, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness identified as of June 30, 2013 as discussed above.

During the fiscal years ended June 30, 2013, and June 30, 2012, and through the date of this Form 8-K, Grant Thornton has not been engaged as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and neither the Company, nor anyone acting on its behalf, consulted with Grant Thornton with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements or internal controls over financial reporting, and neither a written report nor oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matters that were either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the foregoing disclosures on this Form 8-K and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. The Company has received the requested letter from KPMG stating that it agrees, and a copy is filed as Exhibit 16.1 to this Form 8-K, and is filed herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter of KPMG LLP dated October 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

Dated: October 1, 2013	By:	/s/ Eric Vetter
Name: Eric Vetter
Title: President and Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of KPMG LLP dated October 1, 2013.